EXHIBIT 10.11

FANNIE MAE ANNUAL INCENTIVE PLAN

(As Amended Through January 16, 2001)

     1.     Purpose. The purpose of the Fannie Mae Annual Incentive Plan is to encourage greater focus on performance among the Management Group of Fannie Mae by relating a significant portion of their total compensation to the achievement of annual financial, strategic or operational objectives.

     2.     Definitions. The following definitions are applicable to the Plan:

“Award” means an amount of money expressed as a percentage of a Participant’s annual base salary and earned in accordance with the provisions of the Plan.

“Beneficiary” means the beneficiary or beneficiaries designated in accordance with Section 8 to receive the amount, if any, payable under the Plan in the event of the death of a Participant.

“Board” means the Board of Directors of Fannie Mae.

“Business Unit” means the annual performance objectives of a business unit of the Company established for purposes of the Plan.

“Committee” means the Compensation Committee of the Board.

“Company” means Fannie Mae.

“Corporate Goals” means the annual performance objectives of the Company established for purposes of the Plan.

“Individual Goals” means the annual performance objectives of individual Participants established for purposes of the Plan.

“Maximum Potential Award” means the maximum Award that can be earned by a Participant during a calendar year.

“Management Group” means the group of employees of the Company holding positions at or above the grade level equivalent to that of a director, or an equivalent title.

“Participant” means each member of the Management Group of the Company who is employed by the Company and who is compensated for such employment by a regular salary.

“Plan” means the Fannie Mae Annual Incentive Plan.

     3.     Administration. The Plan shall be administered by the Committee. In no event shall a member of the Committee be eligible for an Award under the Plan. In this regard, an employee of the Company who is present at a Committee meeting by reason of his office shall not be deemed to be a member of the Committee and in no event shall be entitled to vote on any matter on which the Committee is required or permitted to vote under the Plan.

A majority of the Committee shall constitute a quorum, and the acts of a majority of the members physically present at a meeting or participating in a telephonic meeting, or acts unanimously approved in writing by the Committee without a meeting, shall be the acts of the Committee.

     The Committee shall have the authority to establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations considered necessary or advisable for the administration of the Plan.

     Except with respect to matters requiring action by the Board, all decisions, actions or interpretations of the Committee shall be final, conclusive and binding upon all parties.

     The Chairman, the President, and the Vice Chairman are authorized to delegate their authority under this Plan.

     4.     Participation. Participants in the Plan shall be limited to members of the Management Group of the Company. No Participant shall at any time have the right to be entitled automatically to an Award. Neither the Plan nor any action taken thereunder shall be construed as giving any employee the right to be retained in the employ of the Company.

     5.     Awards. Awards will be earned on the basis of performance measured against preestablished goals consisting of (i) either Corporate or Business Unit Goals, (ii) Individual Goals or (iii) a combination of either Corporate or Business Unit Goals and Individual Goals.

     Corporate Goals shall be established by the Board and shall be based upon the Company’s annual return on shareholders’ equity or upon such other corporate objectives as the Board shall determine annually. The Committee shall determine the extent to which each year’s Corporate Goals are attained. The Committee shall also have the authority, with the approval of the Board, to adjust Corporate Goals, or performance measurement standards for such goals, for any calendar year as it deems equitable in recognition of (i) extraordinary or non-recurring events experienced by the Company during the calendar year, or by any other company whose performance is relevant to the determination of the amount of any Award hereunder, (ii) changes in applicable accounting rules or principles or changes in the Company’s or in any other such company’s methods of accounting during the calendar year, or (iii) the occurrence of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the capital structure of the Company, or of any other such company. If the minimum Corporate Goal set for any calendar year by the Board is met, the Chairman, the President, or the Vice Chairman may increase or decrease the amount of the Corporate Goal-related Award to be paid to each Participant at or below the level of Executive Vice President based on an evaluation of the individual performance of such Participant; provided however that such adjustment may not cause the total amount of Corporate Goal-related Awards to be paid under the Plan to exceed the maximum fund for Corporate Goal-related Awards set by the Board for such calendar year, or, if a separate fund has not been set for Corporate Goal-related Awards, such adjustment may not cause the total amount of Corporate Goal-related Awards, when combined with Business Unit Goal-related Awards, to be paid under the Plan to exceed the maximum fund for all Awards set by the Board for such calendar year. In the event that the Company’s annual return on shareholders’ equity or other measurement of corporate performance for any calendar year is less than the minimum Corporate Goal set for such year by the Board, no Award for corporate performance will be made for such year, and, except as otherwise provided in the penultimate paragraph of this Section 5, no Award for individual performance will be made for such year even though Individual Goals have been met.

     Business Unit Goals for a business unit with employees eligible for Awards based, in whole or in part, on a Business Unit Goal, shall be established by the Board and shall be based upon performance objectives for such business unit established annually by the Board. The Committee shall determine the extent to which each year’s Business Unit Goals are attained. The Committee shall also have the authority, with the approval of the Board, to adjust Business Unit Goals, or performance measurement standards for such goals, for any calendar year as it deems equitable in recognition of (i) extraordinary or non-recurring events experienced by the business unit or the Company during the calendar year, or by any other company whose performance is relevant to the determination of the amount of any Award hereunder, (ii) changes in applicable accounting rules or principles or changes in the Company’s or in any other such company’s methods of accounting during the calendar year, or (iii) changes in the business unit’s function or role within the Company. If the minimum Business Unit Goal for a business unit set for any calendar year by the Board is met, the Chairman, the President, or the Vice Chairman may increase or decrease the amount of the Business Unit Goal-related Award to be paid to each Participant in such business unit at or below the level of Executive Vice President (or an equivalent title) based on evaluation of the individual performance of such Participant; provided however that such adjustment may not cause the total amount of Business Unit Goal-related Awards to be paid under the Plan to exceed the maximum fund for Business Unit Goal-related Awards set by the Board for such calendar year, or, if a separate fund has not been set for Business Unit Goal-related Awards, such adjustment may not cause the total amount of Business Unit Goal-related Awards, when combined with Corporate Goal-related Awards, to be paid under the Plan to exceed the maximum fund for all Awards set by the Board for such calendar year. In the event that the business unit does not satisfy its minimum Business Unit Goal set by the Board for such year, no Award for business unit performance will be made for such year, and, except as otherwise provided in the next following paragraph of this Section 5, no Award to a Participant in the business unit for individual performance will be made for such year even though Individual Goals have been met.

     The Chairman of the Board, the President, or the Vice Chairman shall set the Individual Goals and measure the performance of Participants each year; provided, however, that the Board shall set the Individual Goals, if any, of the Chairman, the President, and the Vice Chairman of the Company and, if it sets such goals, shall measure their performance. In any case where the Individual Goals of a Participant, at or below the level of Executive Vice President, have been substantially satisfied, the Chairman, the President, or Vice Chairman may, but shall not be required to, determine that such Participant’s Individual Goals have been partially attained and, in any such case, the percentage of the Participant’s Award that is based on individual performance shall be appropriately adjusted and, if the other requirements for the payment of an Award are met, shall be paid. The Chairman, the President, or the Vice Chairman may, but shall not be required to, adjust Individual Goals of Participants, at or below the level of Executive Vice President, at any time prior to the end of the year for which they were established, to reflect changed responsibilities of such Participants or other material changes in circumstances. With respect to the Individual Goals, if any, of the Chairman, the President, and the Vice Chairman, the Board shall exercise the discretion granted to the Chairman, the President, and the Vice Chairman in the preceding two sentences of this Section 5. The Committee may provide in any year that as to any or all Participants at or below the level of Executive Vice President and under such conditions as may be imposed by the Committee some or all Awards for individual performance for such year may be earned whether or not the relevant minimum Business Unit Corporate Goal has been met; the Board may make such provision for the Chairman, the President, and the Vice Chairman.

     The Committee shall determine for each year for each Participant the Maximum Potential Award as a percentage of his or her aggregate regular basic salary paid during such year while a Participant (including any such salary deferred by the Participant under a Fannie Mae plan or program) and may make such determination either on an individual basis or by categories of Participants. The Committee shall also determine the percentage of each Participant’s Maximum Potential Award that is to be earned on the basis of business unit, corporate or individual performance, and may make such determination either on an individual basis or by categories of Participants. Notwithstanding other provisions of this Plan, the Chairman, the President, or the Vice Chairman may determine that the amount of any Award payable to a Participant at or below the level of Executive Vice President, may exceed the Maximum Potential Award for any year; provided, however that such adjustment may not cause the total amount of business unit, corporate or all combined Awards, to be paid under the Plan to exceed the maximum fund for business unit, corporate or all combined Awards, whichever is applicable, set by the Board for such calendar year.

     6.     Payment of Awards. The amount payable with respect to an Award earned under the Plan shall be paid by the Company in cash as soon as practicable after the end of the calendar year with respect to which it is earned, unless the Participant has effectively elected to defer all or any part of such amount pursuant to the terms and conditions of any Fannie Mae plan or program. All amounts that are so deferred shall be paid in accordance with the terms and conditions of such Fannie Mae plan or program. Except as otherwise provided in Section 7 of the Plan, no Award shall be payable to any Participant who is not a member of the Management Group of the Company on December 31 of the calendar year with respect to which such Award is earned. The Chairman, the President, or the Vice Chairman shall report the total amount of each Participant’s actual Award to the Committee each year.

     7.     Partial Awards. A Participant who, except on account of death, permanent disability or retirement, is not a member of the Management Group of the Company on the last day of a Plan year and, therefore, is a Participant for less than a full year may, upon the approval of the Chairman, receive a pro rata portion of an Award, if any, for such partial year of participation. An employee who is a Participant for less than a full year by reason of promotion, commencement of employment, or termination of employment on account of death, permanent disability or retirement shall receive a pro rata portion of an Award, if any, for that year. A Participant who is eligible for more than one Award during any calendar year by reason of a promotion within the Management Group or a transfer to a different business unit shall receive a pro rata portion of each Award, if any, for that year.

     8.     Designation and Change of Beneficiary. Each Participant shall file with the Committee or its designee, on a form prescribed for such purpose by the Committee or its designee, a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan in the event of the Participant’s death. A Participant may, from time to time, revoke or change the Participant’s Beneficiary designation without the consent of any prior

Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt.

     9.       Unsecured Creditor Status. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.

     10.     Change in Control or other Discontinuance. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization or from any reincorporation or change of name of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provision for the preservation of Participants’ rights under the Plan in any agreement or plan that it may enter into or adopt to effect any such merger, consolidation, reorganization, reincorporation, change of name, or transfer of assets.

     11.     Non-Alienation of Benefits. A Participant shall not assign, sell, encumber, transfer, or otherwise dispose of any rights or interests under the Plan and any attempted disposition shall be null and void.

     12.     Taxes. The Company shall deduct from all amounts paid under the Plan all federal, state, local, and other taxes required by law to be withheld with respect to such payments.

     13.     Payments to Persons other than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made a duly appointed legal representative), may, if the Committee so directs the Company, be paid to his spouse, child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

     14.     No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against the Committee or any member of the Committee.

     15.     Amendment or Termination. The Board may, with prospective or retroactive effect, amend, suspend, or terminate the Plan or any portion thereof at any time, and delegates to the Committee the authority to adopt amendments which may be necessary or appropriate to facilitate the administration, management, and interpretation of the Plan or to conform the Plan to the Committee’s administration, management, and interpretation of the Plan, provided any such amendment does not significantly affect the cost to the Company of maintaining the Plan. However, no amendment, suspension, or termination of the Plan shall be permitted if it would materially and adversely affect the right of any Participant, without his written consent, to earn or receive an Award for a particular year once such year has commenced.

     16.     Unfunded Plan; Governing Law. The Plan is intended to constitute an unfunded deferred compensation arrangement for a select group of management or highly compensated personnel and all rights thereunder shall be governed by and construed in accordance with the laws of the District of Columbia.

     17.     Other Plans. No Award shall be deemed salary or other compensation to the Participant for the purpose of computing benefits to which he may be entitled under `any other plan or arrangement of the Company except as specifically provided in any such plan or arrangement or as otherwise determined by the Board.

     18.     Gender. Whenever used in the Plan, the masculine gender includes the feminine.

     19.     Captions. The captions preceding the Sections of the Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision of the Plan.

     20.     Effective Date. The Plan shall become effective as of January 1, 1985.